Exhibit 10.24

SEVENTH AMENDMENT

to

LEASE BETWEEN

EMERY STATION OFFICE II, LLC (LANDLORD)

And

KINEMED, INC. (TENANT)

EMERYSTATION NORTH PROJECT

Emeryville, California

That certain Lease dated May 5, 2002 by and between Emery Station Office II, LLC (successor-in-interest to Emery Station Associates II, LLC), as Landlord, and KineMed, Inc., as Tenant, (the “Original Lease”) as such was amended via First Amendment executed on June 27, 2003 (the “First Amendment”), via Second Amendment whose effective date was December 1, 2004 (the “Second Amendment”), via Revised Third Amendment whose effective date was February 28, 2005 (the “Third Amendment”), via Revised Fourth Amendment whose effective date was March 15, 2005 (the “Fourth Amendment”), via Fifth Amendment whose effective date was August 31, 2008 (the “Fifth Amendment”), and via Sixth Amendment whose effective date was December 1, 2008 (the “Sixth Amendment”), is hereby further amended as follows (the Original Lease as amended previously by the First, Second, Third, Fourth, Fifth and Sixth Amendments, and now by this Seventh Amendment, are collectively referred to as the “Lease”). The effective date of this Seventh Amendment shall be May 1, 2009 (the “Seventh Amendment Effective Date”).

1.	Effective June 1, 2009, the Premises shall be expanded to include that 2,559 rentable square foot suite more specifically defined on Exhibit A-1 hereof (the “Seventh Amendment Lab Space”). Tenant shall have the right to commence it's move-in to the Seventh Amendment Lab Space as early as May 25, 2009, such Tenant occupancy prior to June 1, 2009 being pursuant to all the terms of the Lease other than the obligation to pay Rent on the Seventh Amendment Lab Space. Tenant shall accept the Seventh Amendment Lab Space in its existing as-is condition. After inclusion of the Seventh Amendment Lab space, Tenant's Premises shall total 15,454 rentable square feet.

2.	The Lease shall be extended such that its Expiry Date shall be May 31, 2012.

3.	Monthly Base Rent for the Premises shall be as follows:

•	Prior to June 1, 2009: per the terms of the Lease prior to this Seventh Amendment.
•	For the period of June 1 - 31, 2009: $37,008.64
•
•	For July 1, 2009 - June 30, 2010: $44,352.98 monthly

Commencing June 30, 2010 and annually thereafter, Monthly Base Rent shall be increased by three percent (3%) annually. In addition to the Monthly Base Rent outlined above, Tenant shall remain obligated to pay all Rent Adjustment Deposits and Rent Adjustments called for by the Lease. Tenant shall also remain obligated to pay the agreed amortization of Base Rent Deferrals referenced in prior Lease amendments until said Base Rent Deferrals are paid in full.

4.	Subject to the rights of other tenants pursuant to leases in effect as of the Date of Lease, Tenant shall have a one-time right of first offer to lease the “Vivarium Space” on the fourth (4th) floor of the Building as it becomes available (the “Right of First Opportunity”). As used in this Section 4, “Vivarium Space” shall mean that existing 1,938 rentable square foot vivarium formerly occupied by Tenant and more specifically outlined in Exhibit A-2 hereof. Upon the earlier to occur of a) Landlord proposes to enter into a letter of intent or some other form of agreed set of primary lease terms for a lease lasting longer than six (6) months with a prospective tenant for lease of the Vivarium Space, orb) December 31, 2009, Landlord shall give written notice thereof to Tenant (the “ROFO Offer Notice”).Tenant shall have a period of five (5) business days after receipt of Landlord's ROFO Offer Notice to determine and notify Landlord formally, in writing, that its elects to lease the Vivarium Space on the following terms:

* on an “as-is” basis,

* for a term expiring at the same time as the balance of Tenant's space (namely March 31, 2013),

* at the same Monthly Base Rental Rate, calculated on a per rentable square foot basis, as is applicable to Tenant's base Lease, and

* requiring Tenant's Security Deposit to be increased by $5,562.06

Tenant's written notice to Landlord of its election to lease the Vivarium Space shall be referred to as “Tenant's Vivarium Space Acceptance Notice”. Failure by Tenant to send Landlord Tenant's Vivarium Space Acceptance Notice shall be deemed Tenant's election not to lease said space, in which case Landlord shall be free to enter into a lease thereof with any other party on any other terms Landlord shall elect in its sole and absolute discretion.

Notwithstanding anything to the contrary contained herein, all rights of Tenant pursuant to this Section 4 with respect to the Vivarium Space shall, at Landlord's election upon notice to Tenant, be of no further force or effect with respect to the Vivarium Space, whether or not Tenant has timely exercised the Right of First Offer granted herein with respect thereto, and Landlord shall have no obligation to deliver any ROFO Offer Notice to Tenant with respect to the Vivarium Space, if a Default exists at the time of exercise of the Right of First Offer, or at the time that Landlord would otherwise be required to deliver such ROFO Offer Notice, or at the time of commencement of the term of the lease for the Vivarium Space.

If Tenant sends Landlord Tenant's Vivarium Space Acceptance Notice, pursuant to this Section 4, Landlord promptly shall prepare such a lease amendment setting forth the agreed terms and conditions for the Vivarium Space and Tenant shall promptly execute same and return it to Landlord..

5.	Simultaneously with the mutual execution hereof, the Security Deposit shall be increased by $7,344.33. Tenant shall remit this amount to Landlord together with its signed copy of the Seventh Amendment.

6.	Tenant hereby represents to Landlord that Jonathan Tomasco of Cornish & Carey has been its broker representative in this transaction and that, other than to him, no brokerage commission will be payable to any tenant broker or representative as a result hereof.

7.	Except for those terms outlined herein, all other terms and conditions of the Lease and Work Letter shall apply.

In witness hereof, the parties have executed this Seventh Amendment as of the date noted below.

TENANT:		LANDLORD:

KineMed, Inc., a Delaware Corporation		Emery Station Office II LLC, a
California Limited Liability Company

By:	/s/ David M. Fineman	By:	/s/ Richard K Robbins

Print Name:	David M. Fineman	Print Name:

Its:	President	Its:

Dated: 5/1/09		Dated: 5/09/09

FOR LEASE

5980 HORTON STREET EMERYVILLE

EMERYSTATION NORTH | EMERYVILLE'S BEST OFFICE AND LAB SPACE

FOURTH FLOOR
±2,559 RSF
SUITE 460

EXHIBIT A-1: SEVENTH AMENDMENT LAB SPACE

AVAILABLE SUITE PLAN 1
3/32"=1'-0"

FOURTH FLOOR KEY PLAN 2
1/100"=1'-0"

Plan not to scale

CBRE, CB RICHARD ELLIS and the CBRE CB RICHARD ELLIS logo are service marks of CB Richard Ellis, Inc. and/or its affiliated or related companies in the United States and other countries. All other marks displayed on this document are the property of their respective owners.

FOR MORE INFORMATION PLEASE CONTACT

Mike Raffetto
Senior Vice President
510.874.1966
mike.raffetto@cbre.com

Mark Kol
First Vice President
510.874.1992
mark.kol@cbre.com

WAREHAM DEVELOPMENT

CBRE
CB RICHARD ELLIS

©2009 CB Richard Ellis, Inc. The information above has been obtained from sources believed reliable. While we do not doubt its accuracy, we have not verified it and make no guarantee, warranty or representation about it. It is your responsibility to independently confirm its accuracy and completeness.

FOR LEASE

5980 HORTON STREET EMERYVILLE

EMERYSTATION NORTH | EMERYVILLE'S BEST OFFICE AND LAB SPACE

FOURTH FLOOR
±1,938 RSF
SUITE 480

AVAILABLE SUITE PLAN — Vivarium — (1)
3/32"=1'-0"

FOURTH FLOOR KEY PLAN — (2)
1/100"=1'-0"

Plan not to scale

EXHIBIT A-2: VIVARIUM SPACE

CBRE, CB RICHARD ELLIS and the CBRE CB RICHARD ELLIS logo are service marks of CB Richard Ellis, Inc. and/or its affiliated or related companies in the United States and other countries. All other marks displayed on this document are the property of their respective owners.

FOR MORE INFORMATION PLEASE CONTACT

Mike Raffetto
Senior Vice President
510.874.1966
mike.raffetto@cbre.com

Mark Kol
First Vice President
510.874.1992
mark.kol@cbre.com

WAREHAM DEVELOPMENT

CBRE CB RICHARD ELLIS

©2009 CB Richard Ellis, Inc. The information above has been obtained from sources believed reliable. While we do not doubt its accuracy, we have not verified it and make no guarantee, warranty or representation about it. It is your responsibility to independently confirm its accuracy and completeness.